UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33347	91-1957010
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(509) 568-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 12, 2014, Lisa Netz was appointed Vice President of Finance and Principal Accounting Officer of Ambassadors Group, Inc. (the “Company”), and Eric Anderson was appointed Senior Vice President and Principal Operating Officer of the Company.

Ms. Netz, age 40, joined the Company in August 2010 and has served as Director of Financial Planning and Analysis from August 2010 to March 2012, and as Senior Director of Finance and Controller from March 2012 until the appointment described herein.  In her new capacity, Ms. Netz will continue to report to Anthony F. Dombrowik, Chief Financial Officer and interim President and Chief Executive Officer of the Company, and will be responsible for the Company’s financial, legal and audit functions.  Prior to joining the Company, Ms. Netz served as Corporate Controller of Red Lions Hotels Corporation from January 2007 to August 2010.

In connection with Ms. Netz’s promotion, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an annualized base salary of $145,000, and approved a continuation of her annual incentive opportunity with an on-target payout of 30% of this higher base salary.  The foregoing summary description is qualified in its entirety by reference to Ms. Netz’s Letter Agreement dated February 7, 2014, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Anderson, age 45, joined the company in May 2012 and has served as Vice President of Digital Marketing from May 2012 to September 2012, and as Vice President of Marketing from September 2012 until the appointment described herein.  In his new capacity, Mr. Anderson will continue to report to Anthony F. Dombrowik, Chief Financial Officer and interim President and Chief Executive Officer of the Company, and will have broad operating responsibility for the Company’s marketing and marketing operations, admissions and sales functions for the People to People products. Prior to joining the Company, Mr. Anderson served as Vice President of Marketing of White Horse Productions, Inc. from January 2009 to April 2012.

In connection with Mr. Anderson’s promotion, the Committee approved an annualized base salary of $225,000, and approved a continuation of his annual incentive opportunity with an on-target payout of 40% of this higher base salary.  The foregoing summary description is qualified in its entirety by reference to Mr. Anderson’s Letter Agreement dated February 7, 2014, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.  Additionally, the Committee approved and the Company entered into a Severance Plan and Agreement with Mr. Anderson, dated February 12, 2014 (the “Severance Agreement”), pursuant to which the Company has agreed that in the event that the Company terminates Mr. Anderson’s employment without cause, he will be entitled to the following severance benefits: continued base salary for six months (twelve months if the termination occurs within six months after a change in control of the Company), an annual bonus payment at the full amount of his target annual bonus for the year in which termination occurs, continued medical insurance benefits, and full acceleration of unvested equity grants.   The foregoing summary description is qualified in its entirety by reference to Severance Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

There is no arrangement or understanding between either Ms. Netz or Mr. Anderson and any other person pursuant to which either of them were selected as an officer.  There are no family relationships among any of the Company’s directors or executive officers (including Ms. Netz and Mr. Anderson).  Neither Ms. Netz nor Mr. Anderson has an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Letter Agreement between the Company and Lisa Netz, dated February 7, 2014.

Exhibit 10.2	Letter Agreement between the Company and Eric Anderson, dated February 7, 2014.
     ,
Exhibit 10.3	Severance Plan and Agreement between the Company and Eric Anderson, dated February 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014

AMBASSADORS GROUP, INC.
/s/ Anthony F. Dombrowik
Anthony F. Dombrowik Interim Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Letter Agreement between the Company and Lisa Netz, dated February 7, 2014.
10.2	Letter Agreement between the Company and Eric Anderson, dated February 7, 2014.
10.3	Severance Plan and Agreement between the Company and Eric Anderson, dated February 12, 2014.